EXHIBIT 16.1

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK, NEW YORK

                                                                                      December 21, 2007

Securities and Exchange Commission
Washington, DC  20549

Re:  Heartland, Inc.
File  No. 000-27045

Dear Sir or Madam:

     We have read Item 4.01 of the Form 8-K/A of Heartland, Inc. dated December 21, 2007 and agree with the statements relating only to RBSM LLP (formerly Russell Bedford Stefanou Mirchandani LLP), Certified Public Accountants,  contained therein.

                                                                           /s/ RBSM  LLP